Exhibit 10.25

THIRD AMENDMENT

Dated as of January 11, 2008

among

KIMCO NORTH TRUST I,

KIMCO NORTH TRUST II,

KIMCO NORTH TRUST III,

KIMCO NORTH LOAN TRUST IV,

KIMCO NORTH TRUST V,

KIMCO NORTH TRUST VI,
as Borrowers,

The Several Lenders

Parties Hereto,

ROYAL BANK OF CANADA,

as Issuing Lender,

ROYAL BANK OF CANADA,

as Administrative Agent,

and

KIMCO REALTY CORPORATION,
as a Borrower and a Guarantor

to

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”), is dated as of January 11, 2008, and is among KIMCO NORTH TRUST I, a New York trust, KIMCO NORTH TRUST II, a New York trust, KIMCO NORTH TRUST III, a New York trust, KIMCO NORTH LOAN TRUST IV, a New York trust, KIMCO NORTH TRUST V, a New York trust, KIMCO NORTH TRUST VI, a New York trust (collectively, the “Trusts”), the several banks, financial institutions and other entities parties to this Amendment as lenders (collectively, the “Lenders”), the Issuing Lender party hereto, ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and KIMCO REALTY CORPORATION, a Maryland corporation (“Kimco” and, together with the Trusts, collectively, the “Credit Parties”), as a borrower and a guarantor, and is consented to by the Subsidiary Guarantors named on the signature pages hereto.

WITNESSETH:

WHEREAS, the Credit Parties, certain of the Lenders, the Issuing Lender and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement, dated as of January 25, 2006 (the “2006 Credit Agreement” and, as amended by the First Amendment thereto dated as of August 30, 2007 and the Second Amendment thereto dated as of November 6, 2007 (the “Second Amendment”), the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend the Credit Agreement in order to extend the maturity date and revise certain of the pricing provisions set forth therein; and

WHEREAS, the Lenders and the Credit Parties have agreed to so amend the Credit Agreement, but only to the extent and on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

1.

Defined Terms.  Unless otherwise specified herein, capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement, as amended hereby.

2.

Amendments to Credit Agreement.

(a)

Amendments to Section 1.1.

(i)

The definition of the term “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin”: with respect to each Revolving Credit Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

	Level I	Level II	Level III	Level IV	Level V
	Status	Status	Status	Status	Status

Eurodollar Loans, CDOR Loans and Money Market Loans	0.375%	0.425%	0.600%	0.800%	1.000%

ABR Loans and Cdn Prime Loans	0%	0%	0%	0%	0.250%

(ii)

The definition of the term “Core US Credit Agreement” contained in Section 1.1 of the 2006 Credit Agreement is hereby deleted in its entirety (for avoidance of doubt, the definition of such term, as added to the Credit Agreement pursuant to the Second Amendment, shall be the controlling definition).

(iii)

The definition of the term “Facility Fee Rate” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Facility Fee Rate”: the applicable percentage per annum set forth below based upon the Status on the date of the relevant facility fee payment:

Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status

0.125%	0.150%	0.150%	0.200%	0.250%

(iv)

The definition of the term “Fee Letters” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fee Letters”: the four letters dated June 16, 2004, February 22, 2005, September 23, 2005 and December 20, 2007, respectively, among Kimco and RBC regarding certain fees payable in connection with the Revolving Credit Facility.

(v)

The definition of the term “L/C Fee Rate” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“L/C Fee Rate”: with respect to each Letter of Credit at any date, the applicable percentage per annum set forth below based upon the Status on such date:

Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status

0.375%	0.425%	0.600%	0.800%	1.000%

(vi)

The definition of the term “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the date “March 31, 2008” therefrom in its entirety and substituting the date “March 31, 2011” therefor.

(vii)

The definition of the term “Status” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Status”: as to Kimco, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

As used in this definition:

“Level I Status” exists at any date if, at such date, Kimco has a long-term senior unsecured debt rating of A- or better by S&P and A3 or better by Moody’s;

“Level II Status” exists at any date if, at such date, Level I Status does not exist and Kimco has a long-term senior unsecured debt rating of BBB+ or better by S&P and Baa1 or better by Moody’s;

“Level III Status” exists at any date if, at such date, neither Level I Status nor Level II Status exists and Kimco has a long-term senior unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody’s;

“Level IV Status” exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and Kimco has a long-term senior unsecured debt rating of BBB- or better by S&P and Baa3 or better by Moody’s; and

“Level V Status” exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists;

provided that (i) in the event of a “split” rating, the Applicable Margin, Facility Fee Rate, and L/C Fee Rate shall be based upon the higher of the two ratings, (ii) Kimco may, at its option, obtain a debt rating from a third nationally-recognized rating agency, in which case the Applicable Margin, Facility Fee Rate, and L/C Fee Rate shall be based on the lower of the two highest ratings, at least one of which must be Moody’s or S&P, and (iii) if S&P and/or Moody’s shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrowers shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody’s shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

(b)

Amendment to Section 10.9.  The first paragraph of Section 10.9 of the Credit Agreement is hereby amended by deleting the percentage “0.15%” therefrom in its entirety and substituting the percentage “0.075%” therefor.

(c)

Revised Schedule.  Schedule 4.19 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting a revised Schedule 4.19 thereto in the form of Exhibit A hereto.

3.

Conditions to Effectiveness of this Amendment.  Subject to Section 4 hereof, this Amendment shall become effective on the date (the “Amendment Effective Date”) of the satisfaction (or waiver by the Administrative Agent) of each of the following conditions precedent (which satisfaction and/or waiver in any event shall be deemed to have occurred as of the Amendment Effective Date set forth in a notice to such effect by the Administrative Agent to Kimco and the Lenders):

(a)

Amendment.  The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment.

(b)

Legal Opinion.  The Administrative Agent shall have received the executed legal opinion of counsel to the Loan Parties (which may be in-house counsel), substantially in the form of Exhibit B hereto.  The Loan Parties hereby request such counsel to deliver such opinion.

(c)

Closing Certificates.  The Administrative Agent shall have received certificates from a Responsible Officer of Kimco and the other Borrowers, respectively, dated the Amendment Effective Date, (i) confirming compliance with the conditions specified in this Section 3 and that no consent, approval or waiver under the Core US Credit Agreement or, to the actual knowledge of such Responsible Officer, any other credit facility of Kimco or any other Loan Party is required for the execution and delivery of this Amendment and the performance by the Loan Parties of this Amendment or (with respect to the Credit Parties) the Credit Agreement as amended by this Amendment and (ii) certifying as to the names and offices of the Persons authorized to sign this Amendment, together with the signatures of each such Person and a certificate of another Responsible Officer of Kimco or the other Borrowers, as the case may be, certifying as to the name, office, and signature of such first Responsible Officer.

(d)

Organizational Documents, Etc.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the good standing of Kimco, the organization and existence of Kimco and each other Borrower, and the authorization of Kimco and each other Borrower in respect of the transactions contemplated by this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the Amendment Effective Date.

(e)

Fees and Expenses.  The Administrative Agent shall have received payment of, for the account of the applicable payee, all fees and other amounts due and payable on or prior to the Amendment Effective Date under or in connection with this Amendment, including pursuant to the Fee Letters and, to the extent invoiced, reimbursement or payment of all reasonable third-party out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder, under the Fee Letters or under the Arrangement Letter dated December 20, 2007 between Kimco and RBC, including the reasonable fees and disbursements invoiced through the Amendment Effective Date of RBC’s special counsel.

4.

Effectiveness of Pricing Changes.  It is understood and agreed that (a) the Applicable Margin with respect to any Eurodollar Loan, CDOR Loan or Money Market Loan that is, immediately prior to the Amendment Effective Date, an outstanding Loan, shall continue to be calculated based on the Applicable Margin and Status with respect to such Loan as set forth in the Credit Agreement until (but excluding) the last day of the Interest Period then in effect for such Loan, (b) the Applicable Margin with respect to any ABR Loan or Cdn Prime Loan that is, immediately prior to the Amendment Effective Date, an outstanding Loan, shall continue to be calculated based on the Applicable Margin and Status with respect to such Loan as set forth in the Credit Agreement until (but excluding) the Amendment Effective Date, (c)  the L/C Fee Rate with respect to any Letter of Credit outstanding immediately prior to the Amendment Effective Date, shall continue to be calculated based on the L/C Fee Rate and Status with respect to such Letter of Credit as set forth in the Credit Agreement until (but excluding) the Amendment Effective Date and (d) the Facility Fee Rate shall continue to be calculated based on the Facility Fee Rate and Status as set forth in the Credit Agreement until (but excluding) the Amendment Effective Date.

5.

Representations and Warranties.  Kimco represents and warrants to the Administrative Agent and the Lenders as follows:

(a)

The execution, delivery and performance by each Loan Party of this Amendment is within such party’s corporate powers or trust powers, as applicable, and has been duly authorized by all necessary corporate or trust action, as applicable.  This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(b)

No consent or approval of any Governmental Authority or any other Person is required for any of the Loan Parties to execute, deliver and perform this Amendment.

(c)

After giving effect to this Amendment, all representations and warranties set forth in the Credit Agreement and the other Loan Documents applicable to any Loan Party are true and correct in all material respects as if made on the date of this Amendment, except for representations and warranties that specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(d)

No Default or Event of Default has occurred and is continuing as of the date hereof.

(e)

There exist no cause of action, offsets, claims, counterclaims or defenses against the Administrative Agent or the Lenders with respect to the obligations under the Credit Agreement or any other Loan Document.

(f)

The entities named on the signature pages hereof that are executing this Amendment in a capacity that includes as a Subsidiary Guarantor, constitute, as of the Amendment Effective Date, all of the Subsidiary Guarantors.

6.

No Other Amendment or Waiver.  This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any Credit Party that would require a waiver or consent of the Administrative Agent or any Lender.  Except as expressly modified hereby, all the terms, provisions and conditions of the Credit Agreement are and shall remain unchanged and shall continue in full force and effect.

7.

Continuing Subsidiary Guarantee.  By its execution of this Amendment, each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the provisions of this Amendment and all the transactions contemplated hereby.  Each Subsidiary Guarantor hereby confirms that the Subsidiary Guarantee will continue to guaranty to the fullest extent possible, the payment and performance of all obligations of such Subsidiary Guarantor in respect of the Obligations (as defined in the Subsidiary Guarantee).  Each Subsidiary Guarantor acknowledges and agrees that nothing contained herein shall be construed to require the consent of such Subsidiary Guarantor to any other or further or future amendment or modification to the Credit Agreement or any other Loan Document.

8.

Miscellaneous.  The terms of this Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.  This Amendment may be executed by telecopy or electronic mail in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same document.  Transmission by telecopier or electronic mail of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.  Each fully executed counterpart of this Amendment shall be deemed to be a duplicate original.

9.

GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.

Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provision of this Amendment.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TRUSTS AND SUBSIDIARY GUARANTORS:

KIMCO NORTH TRUST I,
as a Borrower and Subsidiary Guarantor

By:  /s/ David B. Henry

Name: David B. Henry

Title: Trustee

By:  /s/ Michael V. Pappagallo

Name: Michael V. Pappagallo

Title: Trustee

KIMCO NORTH TRUST II,
as a Borrower and Subsidiary Guarantor

By:  /s/ Glenn G. Cohen

Name: Glenn G. Cohen

Title: Trustee

KIMCO NORTH TRUST III,
as a Borrower and Subsidiary Guarantor

By:  /s/ Glenn G. Cohen

Name: Glenn G. Cohen

Title: Trustee

KIMCO NORTH LOAN TRUST IV,
as a Borrower and Subsidiary Guarantor

By:  /s/ Glenn G. Cohen

Name: Glenn G. Cohen

Title: Trustee

KIMCO NORTH TRUST V,
as a Borrower and Subsidiary Guarantor

By:  /s/ Glenn G. Cohen

Name: Glenn G. Cohen

Title: Trustee

KIMCO NORTH TRUST VI,
as a Borrower and Subsidiary Guarantor

By:  /s/ Glenn G. Cohen

Name: Glenn G. Cohen

Title: Trustee

KRC MEXICO ACQUISITION CORPORATION,
as a Subsidiary Guarantor

By:  /s/ Glenn G. Cohen

Name: Glenn G. Cohen

Title: Trustee

KRC MEXICO CORPORATION S. de R.L. de C.V.,
as a Subsidiary Guarantor

By:  /s/ Glenn G. Cohen

Name: Glenn G. Cohen

Title: Trustee

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA, as Administrative Agent

By:  /s/ Ann Hurley

Name:

Ann Hurley

Title:

Manager, Agency

LENDERS AND ISSUING LENDER:

ROYAL BANK OF CANADA, acting through a U.S. branch, as a Lender and as Issuing Lender

By:  /s/ Dan LePage

Name:

Dan LePage

Title:

Authorized Signatory

BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch

By:  /s/ Medina Sales de Andrade

Name:

Medina Sales de Andrade

Title:

Vice President

BANK OF AMERICA, N.A.

By:  /s/ Michael W. Edwards

Name:

Michael W. Edwards

Title:

Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, acting through a U.S. branch

By:  /s/ John Komar

Name:

John Komar

Title:

Director

THE BANK OF NOVA SCOTIA, acting through a U.S. branch

By:  /s/ Robert Boese

Name:

Robert Boese

Title:

Managing Director

JPMORGAN CHASE BANK, N.A.,

TORONTO BRANCH

By:  /s/ Sara Collins

Name:

Sara Collins

Title:

Executive Director

JPMORGAN CHASE BANK, N.A.

By:  /s/ Charles E. Hoagland

Name:

Charles E. Hoagland

Title:

Vice President

KIMCO:

KIMCO REALTY CORPORATION,
as a Guarantor and as a Borrower

By:  /s/ Glenn G. Cohen

Name:

Glenn G. Cohen

Title:

Treasurer/Vice President

EXHIBIT A

TO THIRD AMENDMENT

SCHEDULE 4.19

TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

CONDEMNATION PROCEEDINGS

Site	345	—	Beavercreek, OH

Site	397	—	Evansville, IN

Site	589	—	Austin, TX

Site	605	—	Centereach, NY

Site	1023	—	Tucson, AZ

Site	1145	—	Nesconset, NY

Site	1197	—	Brownsville, TX

EXHIBIT B

TO THIRD AMENDMENT

[FORM OF]

OPINION OF COUNSEL TO LOAN PARTIES

January __, 2008

To the Lenders, the Issuing Lender

and Administrative Agent

referred to in the Amendment

referred to below

c/o Royal Bank of Canada, as Administrative Agent

Royal Bank Plaza

P.O. Box 50, 200 Bay Street

12th Floor, South Tower

Toronto, Ontario M5J 2W7

Canada

Ladies and Gentlemen:

I am [special] [in-house] counsel for Kimco North Trust I, Kimco North Trust II, Kimco North Trust III, Kimco North Loan Trust IV, Kimco North Trust V, Kimco North Trust VI, each a New York grantor trust (collectively, the “Trusts”) and Kimco Realty Corporation, a Maryland corporation (“Kimco” and, together with the Trusts, collectively, the “Borrowers”), and have acted as counsel to the Borrowers and the other Loan Parties (as defined in the Credit Agreement referred to below) in connection with the Third Amendment, dated as of January __, 2008 (the “Amendment”) among the Trusts, the banks parties thereto as lenders (the “Lenders”), Royal Bank of Canada (“RBC”), as the Issuing Lender (in such capacity, the “Issuing Lender”), RBC, as Administrative Agent (in such capacity, the “Administrative Agent”), and Kimco, and consented to by the Subsidiary Guarantors named on the signature pages thereof, which Amendment amends in certain respects the Second Amended and Restated Credit Agreement, dated as of January 25, 2006 (as amended by the First Amendment thereto dated as of August 30, 2007 and the Second Amendment thereto dated as of November 6, 2007, the “Existing Credit Agreement”), among the Borrowers, the Lenders, the Issuing Lender, The Bank of Nova Scotia and Canadian Imperial Bank of Commerce, as Syndication Agents, Bank of America, N.A., as Documentation Agent, and the Administrative Agent (the Existing Credit Agreement, as amended by the Amendment, is hereinafter referred to as the “Credit Agreement”).

The opinions expressed below are furnished to you pursuant to Section 3(b) of the Amendment.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

EXHIBIT B

TO THIRD AMENDMENT

In arriving at the opinions expressed below,

(a)

I have examined and relied on the originals, or copies certified or otherwise identified to my satisfaction, of each of (l) the Amendment, (2) the Existing Credit Agreement, and (3) the Subsidiary Guarantee; and

(b)

I have examined such corporate documents and records of the Borrowers and the other Loan Parties and such other instruments and certificates of public officials, officers and representatives of the Borrowers, the other Loan Parties and other Persons as I have deemed necessary or appropriate for the purposes of this opinion.

In arriving at the opinions expressed below, I have made such investigations of law in each case as I have deemed appropriate as a basis for such opinions, and I have assumed without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I examined (other than those of the Loan Parties and officers of the Loan Parties) and (c) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies.

When my opinions expressed below are stated “to the best of my knowledge,” I have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

Based upon and subject to the foregoing, I am of the opinion that:

1.

Each of the Trusts (a) is a trust duly organized, validly existing and in good standing under the laws of the State of New York, (b) has the trust power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign trust and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.

Each of the Guarantors (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation (or limited partnership or limited liability company or other form of organization, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, in the case of clauses (a), (b) and (c) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.

Each Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform its obligations under the Amendment.  Each Loan Party has taken all

EXHIBIT B

TO THIRD AMENDMENT

necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of the Amendment.  No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings of Loans and the requests for the issuance of Letters of Credit under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Amendment or the Credit Agreement.

4.

The Amendment has been duly executed and delivered on behalf of each Loan Party and the Amendment and the Credit Agreement each constitute a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms.

5.

The execution and delivery of the Amendment, the performance by each Loan Party of its obligations thereunder and under the Credit Agreement, the consummation of the transactions contemplated by the Amendment and the Credit Agreement, the compliance by each Loan Party with any of the provisions thereof, the borrowings of Loans, and the use of proceeds thereof, and the requests for the issuance of Letters of Credit under the Credit Agreement, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law or, to the best of my knowledge, any Contractual Obligations of any Loan Party and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.

6.

To the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to the Amendment, the Credit Agreement or any of the other Loan Documents, or (b) which could reasonably be expected to have a Material Adverse Effect.

7.

No Loan Party is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (b) a “holding company” as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.  No Loan Party is subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

I am a member of the bar of the State of New York and I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporate Law of the States of Maryland and Delaware and the Federal laws of the United States of America.

Very truly yours,

______________________